UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 29, 2008

GLOBAL BPO SERVICES CORP.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33739	26-0420454
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 High Street, 30th Floor, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 517-3248

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On July 29, 2008, Global BPO Services Corp. further amended its agreement (the “Amended PNC Agreement”) with PNC Bank, National Association (“PNC Bank”), dated February 11, 2008, amended on May 30, 2008 and June 4, 2008. The Amended PNC Agreement provides that PNC Bank is entitled to (i) a $100,000 deposit fee, (ii) a $2,156,193 underwriting fee payable on the closing date, (iii) a $25,000 administrative fee payable on the closing date and on each anniversary of the closing date, (iv) an annual $48,000 fee with respect to the Collateral (as defined therein) and (v) a fee of (A) $1,078,096 if the then outstanding amount of the Credit Facilities (as defined therein) are prepaid (and the Lenders’ commitments with respect to Revolving Advances terminated) within one year of the closing date, (B) $539,048 if the then outstanding amount of the Credit Facilities are prepaid (and the Lenders’ commitments with respect to Revolving Advances terminated) after the first anniversary of the closing date but within two years of the closing date and (C) 0% on or after the second anniversary of the closing date.

The foregoing description is a summary of the material terms of the Amended PNC Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. This summary is qualified in its entirety by reference to the Amended PNC Agreement.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL BPO SERVICES CORP.

Date: July 30, 2008	By:	/s/ R. Scott Murray
	Name:	R. Scott Murray
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Agreement, dated July 29, 2008, by and among Global BPO Services Corp., PNC Bank, National Association and PNC Capital Markets LLC